Exhibit 5.1

December 4, 2009

Beacon Power Corporation

65 Middlesex Road

Tyngsboro, MA  01879

Ladies and Gentlemen:

Reference is made to (i) the Registration Statement on Form S-3 (the “Registration Statement”) filed on September 1, 2009 (Registration No. 333-161648), by Beacon Power Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”), and declared effective by the Commission on September 15, 2009, in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of up to an aggregate of $60,000,000 of the Company’s common stock, preferred stock, depositary shares, warrants or units, including the prospectus which forms a part of the Registration Statement (the “Base Prospectus”), and (ii) the Prospectus Supplement filed with the Commission under Rule 424 of the Act (the “Prospectus Supplement”), which relates to an offering of 38,100,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), warrants (the “Warrants”) to purchase up to an aggregate of 19,050,000 shares of Common Stock, additional investor rights warrants (the “Additional Investors Rights Warrants”) to purchase up to an aggregate of 19,050,000 shares of Common Stock, together with the shares of common stock issuable upon exercise of the Warrants and the Additional Investor Rights Warrants (the “Warrant Shares”, and together with the Common Stock, the Warrants and the Additional Investor Rights Warrants, the “Securities”), which Securities are covered by the Registration Statement.  The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus”. We understand that the Securities are to be offered and sold in the manner described in the Registration Statement and the Prospectus.

As your counsel, we have examined the Registration Statement, the Prospectus, the Company’s Certificate of Incorporation and By-laws, each as amended to the date hereof, and the records of certain corporate proceedings and actions taken by the Company in connection with the issuance and sale of the Securities, and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed.  In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Based upon the foregoing and reliance thereon, we are of the opinion that:

1.             The shares of Common Stock have been duly authorized and, when issued and sold in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

2.             When the Warrants and the Additional Investor Rights Warrants have been duly executed, registered, delivered and paid for in the manner contemplated by the Registration Statement and the Prospectus, the Warrants and the Additional Investor Rights Warrants

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will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.             The Warrant Shares have been duly authorized and, upon issuance, delivery and payment therefor upon valid exercise of the Warrants or the Additional Investor Rights Warrants, as applicable in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

Our opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction.  No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

Our opinions set forth above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general principles of equity (whether considered in a proceeding in equity or at law).

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.  We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and to the use of this firm’s name therein and in the prospectus contained in the Registration Statement, including any supplements thereto, under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

EDWARDS ANGELL PALMER & DODGE LLP

By:	/s/ Albert L. Sokol
Albert L. Sokol